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                                                                  EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 2, 1999 accompanying the consolidated financial statements included in the Annual Report of Bikers Dream, Inc. on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Bikers Dream, Inc. on Forms S-3 (#333-72167, dated February 11, 1999),
S-8 (#333-68971, dated December 15, 1998), S-8 (#333-32639, dated August 1,
1997), S-3/A (#333-17829, dated May 23, 1997) and S-8 (#333-26719, dated
May 8, 1997).



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
April 15, 1999